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                                                                      EXHIBIT 21


                   SUBSIDIARIES OF O'SULLIVAN INDUSTRIES, INC.

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

                    Name                           Jurisdiction of Incorporation
                    ----                           -----------------------------
O'Sullivan Industries - Virginia, Inc.                       Virginia
O'Sullivan Furniture Factory Outlet, Inc.                    Missouri
O'Sullivan Industries International, Limited                 Barbados
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